Exhibit 5.1

EPWK HOLDINGS LTD.	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/501588.00005

19 March 2026

Dear Sirs

EPWK HOLDINGS LTD. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Securities Act). The Registration Statement relates to the resale by certain selling shareholders of the Company as named in the Registration Statement (the Selling Shareholders), from to time, of up to 221,376,995 Class A Ordinary Shares (as defined below) (the Resale Shares).

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.3 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the Certificate of Incorporation of the Company dated 24 March 2022 issued by the Registrar of Companies of the Cayman Islands (the Certificate of Incorporation);

(b)	the fourth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 15 September 2025;

(c)	a certificate of good standing dated 17 March 2026 Cayman Islands (the Registrar) in respect of the Company;

(d)	a copy of the register of directors and officers of the Company as provided to us on 12 June 2025 (the Register);

Ogier
Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws	Partners Nicholas Plowman	Yuki Yan
	Nathan Powell	David Lin
Floor 11 Central Tower	Anthony Oakes	Alan Wong
28 Queen's Road Central	Oliver Payne	Janice Chu
Central	Kate Hodson	Zhao Rong Ooi
Hong Kong	David Nelson	Rachel Huang**
	Justin Davis	Florence Chan*‡
T +852 3656 6000	Joanne Collett	Richard Bennett**‡	*	admitted in New Zealand
F +852 3656 6001	Dennis Li	James Bergstrom‡	**	admitted in England and Wales
ogier.com	Cecilia Li		‡	not ordinarily resident in Hong Kong

(e)	a copy of the written resolutions of all the directors of the Company dated 19 March 2026 approving the Company’s filing of the Registration Statement and the resale of the Resale Shares (the Board Resolutions);

(f)	a certificate dated as of the date hereof as to certain matters of fact signed by a director or an officer of the Company in the form annexed hereto (the Director’s Certificate); and

(g)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Register and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of memorandum and articles of association of the Company provided to us are in full force and effect at relevant time and have not been amended, varied, supplemented or revoked in any respect;

(f)	the Company has sufficient authorised but unissued share capital to permit the allotment, issuance, and resale of the Resale Shares as contemplated by the relevant agreements and the Board Resolutions;

(g)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares and none of the shares have been offered or issued to residents of the Cayman Islands; and

(h)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$1,000,000 divided into 225,000,000 class A ordinary shares of a par value of US$0.004 each (the Class A Ordinary Shares) and 25,000,000 class B ordinary shares of a par value of US$0.004 each.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Resale Shares under the Registration Statement.

Valid Issuance of Resale Shares

(d)	The Resale Shares being proposed for resale by the Selling Shareholders have been duly authorized for issue and when issued, fully paid and are non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) of the Cayman Islands (Companies Act), annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate, the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and resale of the Resale Shares and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier